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                                                                     EXHIBIT 5.1


             [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD APPEARS HERE]



July 6, 1998



Drypers Corporation
5300 Memorial Drive, Suite 900
Houston, Texas 77007

Ladies and Gentlemen:

     We have acted as counsel to Drypers Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 750,000 shares of the Company's common stock, $.001 par value (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Drypers Corporation 401(k) Plan, as amended (the "Plan").

     In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, the Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate records as we have deemed necessary or appropriate for the expression of the opinions contained herein. We also have examined the Company's Registration Statement on Form S-8 dated July 6, 1998 (the "Registration Statement"), to be filed with the Securities and Exchange Commission with respect to the Shares.

     We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

     The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, to the extent applicable.
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July 6, 1998
Page 2



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Interests of Named Experts and Counsel" in the Registration Statement.



                                 Very truly yours,


                                 /s/ Fulbright & Jaworski L.L.P.